                                                                   EXHIBIT 99.1

           FOR FURTHER INFORMATION:

           AT THE COMPANY:
           Jeffrey P. Jorissen
           Chief Financial Officer
           (248) 208-2500

           FOR IMMEDIATE RELEASE



                   SUN COMMUNITIES, INC. REPORTS 2003 RESULTS


           SOUTHFIELD, MI, FEBRUARY 19, 2004 - SUN COMMUNITIES, INC. (NYSE:
           SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported fourth quarter and year ended December 31, 2003 results.

           Property operating revenues increased 6.1 percent to $159.1 million for the year ended December 31, 2003 from $149.9 for the year ended December 31, 2002. During the fourth quarter ended December 31, 2003, property operating revenues increased 7.6 percent to $39.7 million, compared with $36.9 million in the fourth quarter of 2002. Funds from operations (FFO)(1) of $70.5 million for the year ended December 31, 2003 increased 1.9 percent, from $69.2 million for the year ended December 31, 2002. On a diluted per share/OP Unit basis, FFO decreased to $3.38 from $3.40 in the prior year and to $0.80 from $0.84 for the three months ended December 31, 2003 and 2002, respectively. Net income for the fourth quarter of 2003 was $6.4 million or $0.34 per diluted common share, compared with $(7.3) million, or $(0.41) per diluted common share for the same period in 2002. Net income for the year ended December 31, 2003 was $23.7 million or $1.29 per diluted common share compared to $13.6 million or $0.76 per diluted common share during 2002. Net income for the year ended December 31, 2003 includes a net gain on property dispositions of $3.7 million, while net income for the year ended December 31, 2002 includes a $13.9 million charge resulting from the write-off of an investment. Operating results for the year and quarter ended December 31, 2003 reflect the consolidation of Sun Home Services, Inc in accordance with accounting pronouncements for variable interest entities.

           For 105 communities owned throughout both years, total revenues increased 2.4 percent for the year ended December 31, 2003 and expenses increased 7.1 percent, resulting in an increase in net operating income (2) of 0.7 percent year over year. Same property occupancy in the manufactured housing sites decreased from 90.1 percent at September 30, 2003 to 89.1 percent at December 31, 2003.

           "2003 was a challenging year marked by the liquidation of repossession inventories which has finally been approached realistically by lenders, the resultant increase in vacancies, and much higher expense growth in our portfolio than we have been accustomed to," said Gary Shiffman, Chairman and CEO.


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February 19, 2004
Page 2

"There is every reason to expect that these events are largely behind us (and the industry) now and that 2004 is the year of linkage between the bad news of the past and the good news of the future," Shiffman added.

During the year ended December 31, 2003, the Company experienced a net loss of 849 revenue producing manufactured housing sites or 2.5 percent. This net loss of sites was substantially concentrated in 33 communities, or only one quarter of our portfolio, primarily resulting from the expiration of more than 200 manufacturer/dealer leases with most of the remaining occupancy loss resulting from repossessions of homes by lenders. Industry expectations are for a substantial reduction in the number of repossessions in 2004. In addition, the Company sold 540 homes and brokered 626 resales of homes.

The Company closed on the sale of four properties during 2003 realizing proceeds of approximately $24.8 million. The properties were located in Michigan and Illinois and comprised 731 sites of which 659 or 90 percent were occupied. Also during 2003, the Company acquired a property located in East Lansing, MI for approximately $4.5 million, of which $2.3 million was cash and $2.3 million was debt. When fully developed, the community will consist of 242 sites.

The Company has entered into an agreement with certain affiliates of Property Asset Management Inc. ("PAMI") to acquire all of the equity interests in partnerships that directly and indirectly own and operate 19 properties and entered into a real estate purchase agreement to acquire 7 other properties. The properties are recreational vehicle communities, some of which include manufactured home sites. The portfolio consists of 11,331 sites, including 10,586 developed sites and 745 expansion recreational vehicle sites. Completion of the purchases is subject to customary closing conditions. These acquisitions were not included in our 2004 guidance that we released on January 28, 2004.

PAMI, the seller under the purchase agreements, is the sole general partner and owns a substantial majority of the equity interests in the partnerships that own the properties subject to the purchase agreements. PAMI has exercised its rights under the relevant partnership agreements to acquire the equity interests of its minority partner. PAMI has informed us that its minority partner has disputed PAMI's rights to purchase its interests under the partnership agreements. As a result, PAMI has filed suit in the Delaware Chancery Court requesting, among other things, that the court specifically enforce PAMI's right to purchase the minority interests. The minority partner in the partnerships has filed an answer and counterclaim in the case requesting that the court find that the minority partner has the right to buy PAMI's interests under the partnership agreements.

PAMI believes that it will be successful in the litigation and we expect to complete the acquisition of the partnership interests and properties. However, due to the uncertain nature of litigation and the other conditions to closing, we can provide no assurance that we will be able to successfully complete the proposed acquisitions and cannot reliably predict the timing of the resolution of these matters.

A conference call to discuss fourth quarter operating results will be held on February 19, 2004 at 11:00 A.M. EST. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8359. A replay will be available following the call through March 4, 2004 and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the reply is 3055 and the ID number is 86133. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

February 19, 2004
Page 3


Sun Communities currently owns and operates a portfolio of 127 communities mainly in the Midwest and Southeast United States. The Company's properties are comprised of over 43,870 developed sites and approximately 6,750 additional sites available for development.

(1) Funds From Operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs, which have different cost bases on their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. A reconciliation of net income to FFO is provided in the financial statement section of this press release.

(2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. NOI is defined as income from property of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. NOI should not be considered as a substitute for net income (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity.

                FOR MORE INFORMATION ABOUT SUN COMMUNITIES, INC.,
                   VISIT OUR WEBSITE AT WWW.SUNCOMMUNITIES.COM
                            -FINANCIAL TABLES FOLLOW-

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "believes," "forecasts," "anticipates," "intends," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward looking statements. Such risks and uncertainties include the national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

                             SUN COMMUNITIES, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                FOR THE PERIODS ENDED DECEMBER 31, 2003 AND 2002
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (UNAUDITED)



                                                        THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                           DECEMBER 31,               DECEMBER 31,
                                                      ----------------------    ----------------------
                                                         2003         2002         2003         2002
                                                      ---------    ---------    ---------    ---------
RENTAL PROPERTY OPERATIONS:
Rental property operating revenues                    $  39,650    $  36,902    $ 159,115    $ 149,875
                                                      ---------    ---------    ---------    ---------

Property operating and maintenance                      (10,197)      (8,981)     (39,837)     (33,751)
Real estate taxes                                        (2,941)      (2,760)     (11,746)     (10,217)
                                                      ---------    ---------    ---------    ---------
   Property operating expenses                          (13,138)     (11,741)     (51,583)     (43,968)

                                                      ---------    ---------    ---------    ---------
   Income from rental property operations                26,512       25,161      107,532      105,907
HOME MARKETING OPERATIONS:
Revenues from home sales                                  5,443            -       19,516            -
Cost of home sales                                       (4,411)           -      (13,879)           -
                                                      ---------    ---------    ---------    ---------
   Gross profit                                           1,032            -        5,637            -

Selling, general and administrative                      (1,956)           -       (7,645)           -
Ancillary revenue, net                                    1,538            -        3,409            -

                                                      ---------    ---------    ---------    ---------
   Income from home sales operations                        614            -        1,401            -
OTHER INCOME AND EXPENSES:
Interest and other income                                 2,203        3,100       12,030       10,294
General and administrative                               (3,078)      (2,266)     (10,536)      (7,722)
Depreciation and amortization                           (11,634)     (10,240)     (44,120)     (37,900)
Equity income (loss) from affiliates                        667      (13,988)         667      (16,627)
Interest expense                                         (9,996)      (8,541)     (36,680)     (32,375)
                                                      ---------    ---------    ---------    ---------
   Total other income and expenses                      (21,838)     (31,935)     (78,639)     (84,330)

                                                      ---------    ---------    ---------    ---------
   Income from operations                                 5,288       (6,774)      30,294       21,577

Less income (loss) allocated to minority interests:
  Preferred OP Units                                      2,140        1,986        8,537        7,803
  Common OP Units                                           799       (1,100)       3,083        1,802
                                                      ---------    ---------    ---------    ---------

Income from continuing operations                         2,349       (7,660)      18,674       11,972
Income from discontinued operations                       4,062          334        5,040        1,620
                                                      ---------    ---------    ---------    ---------
Net income (loss)                                         6,411       (7,326)      23,714       13,592
                                                      =========    =========    =========    =========

Weighted average common shares outstanding:
          Basic                                          18,628       17,777       18,206       17,595
                                                      =========    =========    =========    =========
          Diluted                                        18,771       17,904       18,345       17,781
                                                      =========    =========    =========    =========
Basic earnings per share:
     Continuing operations                            $    0.13    $   (0.43)   $    1.02    $    0.68
     Discontinued operations                          $    0.21    $    0.02    $    0.28    $    0.09
                                                      ---------    ---------    ---------    ---------
     Net income                                       $    0.34    $   (0.41)   $    1.30    $    0.77
                                                      =========    =========    =========    =========
Diluted earnings per share:
     Continuing operations                            $    0.13    $   (0.43)   $    1.02    $    0.67
     Discontinued operations                          $    0.22    $    0.02    $    0.27    $    0.09
                                                      ---------    ---------    ---------    ---------
     Net income                                       $    0.34    $   (0.41)   $    1.29    $    0.76
                                                      =========    =========    =========    =========



                              SUN COMMUNITIES, INC.
              RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
      (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE/OP UNIT AMOUNTS) (UNAUDITED)


                                                            THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                               DECEMBER 31,           DECEMBER 31,
                                                          ----------------------  --------------------
                                                            2003        2002        2003        2002
                                                          --------    --------    --------    --------
Net income                                                $  6,411    $ (7,326)   $ 23,714    $ 13,592
Adjustments:
         Depreciation and amortization                      11,641      10,349      43,458      38,262
         Valuation adjustment(3)                               395         (38)       (879)        449
         Allocation of SunChamp losses(4)                    1,390       1,315       4,548       1,315
         Reduction in book value of investment                  --      13,881          --      13,881
         Income allocated to common minority interests         854      (1,052)      3,274       2,003
         Gain on sale of properties, net                    (3,658)         --      (3,658)       (269)
                                                          --------    --------    --------    --------
Funds from operations (FFO)                               $ 17,033    $ 17,129    $ 70,457    $ 69,233
                                                          ========    ========    ========    ========

FFO - Continuing Operations                               $ 16,651    $ 16,591    $ 68,537    $ 67,055
                                                          ========    ========    ========    ========
FFO - Discontinued Operations                             $    382    $    538    $  1,920    $  2,178
                                                          ========    ========    ========    ========

Weighted average common shares/OP Units outstanding:
          Basic                                             21,111      20,329      20,717      20,177
                                                          ========    ========    ========    ========
          Diluted                                           21,254      20,456      20,856      20,363
                                                          ========    ========    ========    ========

Continuing Operations:
FFO per weighted average Common Share/OP Unit - Basic     $   0.79    $   0.81    $   3.31    $   3.32
                                                          ========    ========    ========    ========
FFO per weighted average Common Share/OP Unit - Diluted   $   0.78    $   0.81    $   3.29    $   3.29
                                                          ========    ========    ========    ========

Discontinued Operations:
FFO per weighted average Common Share/OP Unit - Basic     $   0.02    $   0.03    $   0.09    $   0.11
                                                          ========    ========    ========    ========
FFO per weighted average Common Share/OP Unit - Diluted   $   0.02    $   0.03    $   0.09    $   0.11
                                                          ========    ========    ========    ========

Total Operations:
FFO per weighted average Common Share/OP Unit - Basic     $   0.81    $   0.84    $   3.40    $   3.43
                                                          ========    ========    ========    ========
FFO per weighted average Common Share/OP Unit - Diluted   $   0.80    $   0.84    $   3.38    $   3.40
                                                          ========    ========    ========    ========






(3) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfections related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments are excluded from Funds From Operations. The valuation adjustment is included in interest expense.

(4) The Company acquired the equity interest of another investor in SunChamp in December 2002. Consideration consisted of a long-term note payable at net book value. Although the adjustment for the allocation of the SunChamp losses (based on SunChamp as a stand-alone entity) is not reflected in the accompanying financial statements, management believes that it is appropriate to provide for this adjustment because the Company's payment obligations with respect to the note are subordinate in all respects to the return of the members' equity (including the gross book value of the acquired equity) plus a preferred return. As a result, the losses that are allocated to the Company from SunChamp as a stand-alone entity under generally accepted accounting principles are effectively reallocated to the note for purposes of calculating Funds from Operations. At December 31, 2003, the remaining balance on the SunChamp note is approximately $0.3 million.

                              SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                       (AMOUNTS IN THOUSANDS) (UNAUDITED)

                                                                DECEMBER 31, 2003   DECEMBER 31, 2002
                                                                -----------------   -----------------
Investment in rental property before accumulated depreciation   $       1,220,405   $       1,174,837
Total assets                                                    $       1,221,574   $       1,163,976
Total debt                                                      $         773,328   $         721,351
Total minority interests and stockholders' equity               $         423,413   $         418,044



                              SUN COMMUNITIES, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                FOR THE PERIODS ENDED DECEMBER 31, 2003 AND 2002
                       (AMOUNTS IN THOUSANDS) (UNAUDITED)




                                                      THREE MONTHS ENDED       TWELVE MONTHS ENDED
                                                         DECEMBER 31,              DECEMBER 31,
                                                    ---------------------      ---------------------
                                                      2003          2002         2003         2002
                                                    --------     --------      --------     --------
Net income (loss)                                   $  6,411     $ (7,326)     $ 23,714     $ 13,592
Unrealized income (loss) on interest rate swaps          904         (506)          557       (1,851)
                                                    --------     --------      --------     --------
Comprehensive income (loss)                         $  7,315     $ (7,832)     $ 24,271     $ 11,741
                                                    ========     ========      ========     ========